                                                                Exhibit 4(a)(20)

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                                    GUARANTEE
                                   [NW 1997 I]

                          Dated as of November 20, 1998

                                      from

                         NORTHWEST AIRLINES CORPORATION

                 One British Aerospace Avro 146-RJ85A Aircraft

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                         TABLE OF CONTENTS TO GUARANTEE

                                                                            Page

1.    Guarantee ...............................................................2

2.    No Implied Third Party Beneficiaries ....................................4

3.    Waiver; No Set-off; Reinstatement; Subrogation ..........................4

4.    Amendments, Etc. ........................................................5

5.    Payments ................................................................5

6.    Assignment of Guarantee .................................................5

7.    Jurisdictional Matters ..................................................5

8.    Integration; Counterparts; Successors and Assigns; Headings .............6

9.    Notices .................................................................6

10.   No Waivers ..............................................................6

11.   Survival ................................................................6

12.   Severability ............................................................7

13.   GOVERNING LAW ...........................................................7

14.   Enforcement Expenses ....................................................7

15.   Termination .............................................................7

16.   No Guarantee of Secured Certificates ....................................7

                                    GUARANTEE
                                   [NW 1997 I]

      This GUARANTEE [NW 1997 I], dated as of November 20, 1998 (as amended, modified or supplemented from time to time, the or this "Guarantee"), from NORTHWEST AIRLINES CORPORATION (formerly known as Newbridge Parent Corporation), a Delaware corporation (together with its permitted successors and assigns, the "Guarantor"), to the parties listed in Schedule I hereto (collectively, together with their successors and permitted assigns, the "Parties", and, individually, a "Party").

      WHEREAS, on September 25, 1997, Northwest Airlines, Inc., a Minnesota corporation (the "Lessee"), an indirect wholly-owned subsidiary of the Guarantor, the Guarantor, two of the Parties, and certain other entities entered into a Participation Agreement [NW 1997 I], dated as of September 25, 1997 (the "Original Participation Agreement");

      WHEREAS, pursuant to the Assignment and Assumption Agreement, the Initial Owner Participant has assigned the Beneficial Interest to the Owner Participant;

      WHEREAS, the Lessee, the Guarantor, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent have concurrently amended and restated the Original Participation Agreement in its entirety by entering into an Amended and Restated Participation Agreement [NW 1997 I], dated as of February 3, 1998 (as amended, modified or supplemented from time to time, the "Participation Agreement"); and

      WHEREAS, the Lessee has entered into a Lease Agreement [NW 1997 I], dated as of February 3, 1998 (as amended, modified or supplemented from time to time, the "Lease"), between the Lessee and First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee (as defined therein), except as expressly provided therein (the "Lessor"), initially relating to one
(1) British Aerospace Avro 146-RJ85A aircraft, together with four (4) Allied Signal LF507 type engines (such aircraft and engines, and any substitute Airframe and Engines under the Lease, being collectively referred to herein as the "Aircraft"), pursuant to the Participation Agreement; and

      WHEREAS, it was a condition precedent to the obligations of the Parties to consummate the transactions contemplated by the Participation Agreement that Northwest Airlines Holding Corporation (formerly known as Northwest Airlines Corporation), a Delaware corporation ("Old Northwest"), execute and deliver this Guarantee; and

      WHEREAS, the Lessor has assigned by way of collateral security certain of its right, title and interest in and to this Guarantee to the Indenture Trustee, pursuant to a Trust Indenture and Security

Agreement [NW 1997 I], dated as of September 25, 1997, as amended by the First Amendment thereto dated as of February 3, 1998, between the Lessor and the Indenture Trustee (as so amended and as amended, modified or supplemented from time to time, the "Trust Indenture"), as security for the obligations of the Lessor referred to therein; and

      WHEREAS, as of the date of this Guarantee, Newbridge Merger Corporation, a wholly-owned subsidiary of the Guarantor, will merge with and into Old Northwest, with Old Northwest as surviving corporation, in accordance with
Section 251(g) of the General Corporation Law of the State of Delaware and pursuant to the Agreement and Plan of Merger, dated as of January 25, 1998 (as amended and restated as of October 30, 1998, the "Merger Agreement") among Old Northwest, the Guarantor and Newbridge Merger Corporation, and thereafter Old Northwest shall be a wholly-owned subsidiary of the Guarantor; and

      WHEREAS, the capitalized terms used herein that are not defined herein are used herein as defined in Appendix A to the Participation Agreement;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Guarantee.

      (a) The Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Lease, the Participation Agreement and the other Operative Documents and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, as primary obligor and not as surety merely, to the Parties, as their respective interests may appear, the payment of the Lessee of all payment obligations when due under the Lease (including, without limitation, Basic Rent and Supplemental
Rent), the Participation Agreement, the Tax Indemnity Agreement and the other Operative Documents to which the Lessee is a party (such obligations of the Lessee guaranteed hereby being hereafter referred to, individually, as a "Financial Obligation" and, collectively, as the "Financial Obligations") in accordance with the terms of the Operative Documents, and the timely performance of all other obligations of the Lessee thereunder (individually, a "Nonfinancial Obligation" and, collectively, the "Nonfinancial Obligations", or, collectively with the Financial Obligations, the "Obligations"). The Guarantor does hereby agree that in the event that the Lessee fails to pay any Financial Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Lessee, or the disaffirmance with respect to the Lessee of the Lease or the Operative Documents to which the Lessee is a party in any such proceeding) within five days after the date on which such Financial Obligation became due and payable and the applicable grace period has expired, the Guarantor shall pay or cause to be paid forthwith, upon the receipt of notice from any Party (such notice to be sent to the Lessee (to the extent such Party is not stayed or prevented from doing so by operation of law) and the Guarantor) stating that such Financial Obligation was not paid when due and for five days after the applicable grace period has expired, the amount of such Financial Obligation. The Guarantor hereby agrees that in the event that Lessee fails to perform any

Nonfinancial Obligation for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Lessee, or the disaffirmance with respect to the Lessee of the Lease or the Operative Documents to which the Lessee is a party in any such proceeding) within 10 Business Days after the date on which such Nonfinancial Obligation is required to be performed (for avoidance of doubt, to include any applicable grace period), the Guarantor shall cause such Nonfinancial Obligation to be performed within 10 Business Days following the receipt of notice from any Party (such notice to be sent to the Lessee (to the extent such Party is not stayed or prevented from doing so by operation of law) and the Guarantor) stating that such Nonfinancial Obligation was not performed when so required and that any applicable grace period has expired.

            (b) The obligations of the Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by: the genuiness, validity, regularity or enforceability (or lack thereof) of any of the Lessee's obligations under the Lease or other Operative Document to which the Lessee is a party, any amendment, waiver or other modification of the Lease or such other Operative Document (except that any such amendment or other modification in writing shall be given effect in determining the obligations of the Guarantor hereunder), or by any substitution, release or exchange of collateral for or other guaranty of any of the Obligations (except to the extent that such substitution, release or exchange is undertaken in accordance with the terms of the Operative Documents) without the consent of the Guarantor, or by any priority or preference to which any other obligations of the Lessee may be entitled over the Lessee's obligations under the Lease and the other Operative Documents to which the Lessee is a party, or by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America or any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of the Guarantor hereunder: (a) the extension of the time for or waiver of, at any time or from time to time, without notice to the Guarantor, the Lessee's performance of or compliance with any of its obligations under the Operative Documents (except that such extension or waiver in writing shall be given effect in determining the obligations of the Guarantor hereunder), (b) any assignment, transfer, sublease, or other arrangement by which the Lessee transfers possession or loses control of the use of the Aircraft, (c) any defect in the title, condition, design, operating or fitness for use of, or damage to or loss or destruction of, the Aircraft, whether or not due to the fault of the Lessee, (d) any merger or consolidation of the Lessee or the Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets or (e) any change in the ownership of any shares of capital stock of the Lessee.

            (c) This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Lessee any unpaid amounts due or otherwise to enforce performance by the Lessee. The Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that any Party (i) file suite or proceed to obtain or assert a claim for personal judgment against the Lessee for the

Obligations, or (ii) make any effort at collection of the Obligations from the Lessee, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Obligations, including the Trust Estate or the Trust Indenture Estate, or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Obligations, or make any effort at collection of the Obligations from any such other Person, or exercise or assert any other right or remedy to which any Party is or may be entitled in connection with the Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the Lessee or any other guarantor or other Person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment of said Obligations by the Guarantor hereunder, or at any time thereafter.

            (d) The Guarantor agrees, to the fullest extent permitted by law, that, without limiting the generality of this Guarantee, if an Event of Default shall have occurred and be continuing and the Lessor (or any assignee thereof including, without limitation, the Indenture Trustee) shall be prevented by applicable law from exercising its remedies (or any of them) under Section 15 of the Lease, the Lessor (or any assignee thereof, including, without limitation, the Indenture Trustee) shall be, nevertheless, entitled to receive hereunder from the Guarantor, upon demand therefor the sums that would otherwise have been due from the Lessee under the Lease had such remedies been able to be exercised. The Guarantor hereby unconditionally waives, to the fullest extent permitted by law, any requirement that, as a condition precedent to the enforcement of the obligations of the Guarantor hereunder, the Lessee or all or any one or more of any other guarantors of any of the Obligations be joined as parties to any proceedings for the enforcement of any provision of this Guarantee.

            2. No Implied Third Party Beneficiaries. This Guarantee shall not be deemed to create any right in any Person except a Party and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

            3. Waiver; No Set-off; Reinstatement; Subrogation. The Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by the Lessee, demand for payment from the Lessee or any other Person, notice of nonpayment or failure to perform on the part of the Lessee, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Obligations hereunder and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that the Guarantor may have at any time and from time to time against any Party, whether in connection herewith or any unrelated transactions. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Financial Obligation is rescinded or must otherwise be returned by any Party upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to the Lessee or otherwise, all as though such payment had not been made. The Guarantor, by virtue of any payment or performance hereunder to a Party, shall be subrogated to such Party's claim against the Lessee or any other Person relating thereto; provided, however, that the Guarantor shall not be entitled to receive payment from the Lessee in respect of any claim against the Lessee arising from a payment by the Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Lessee, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Lessee, whether or not involving insolvency or bankruptcy proceedings, in which case the Obligations shall be paid and performed in full before any payment in respect of a claim by the Guarantor shall be made by or on behalf of the Lessee.

            4. Amendments, Etc. No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantor and each Party against whom such amendment, supplement, waiver, modification or consent is to be enforced.

            5. Payments. All payments by the Guarantor hereunder in respect of any Obligation shall be made in Dollars and otherwise as provided in the Lease, the Participation Agreement or any other Operative Document in which such Obligation is contained; provided that the Guarantor consents to all the terms of the Trust Indenture and agrees to make all payments hereunder directly to the Indenture Trustee until such time as the Indenture Trustee shall give notice to the Guarantor that the lien of the Trust Indenture has been fully discharged and thereafter to the Owner Trustee; provided, further, that the Guarantor shall pay directly to the Lessor, in its individual capacity, or to the Owner Participant or another Party, as the case may be, any amount owing to such Person as Supplemental Rent for indemnities provided in Section 7 of the Participation Agreement or the Tax Indemnity Agreement or otherwise not constituting part of the Trust Indenture Estate.

            6. Assignment of Guarantee. As and to the extent provided in the Trust Indenture, the Lessor will assign, and create a security interest in, certain of its rights hereunder to and for the benefit of the Indenture Trustee. From and after the execution and delivery of the Trust Indenture, and until receipt by the Guarantor of a written notice from the Indenture Trustee to the effect that the Trust Indenture has been fully satisfied and discharged, no remedy or election hereunder may be exercised by the Lessor or consent given by the Lessor, except by or with the prior written consent of the Indenture Trustee, and the Guarantor will make payment of all amounts hereunder that are assigned to the Indenture Trustee directly to the Indenture Trustee and such payments shall discharge the obligations of the Guarantor to the Lessor to the extent of such payments.

            7. Jurisdictional Matters. The Guarantor hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Guarantee brought by any party, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Guarantee may not be enforced in or by such courts. The Guarantor hereby generally consents to service of process at Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention:
Managing Attorney, or such office of
the Guarantor in New York City as from time to time may be designated by the Guarantor in writing to the Parties.

            8. Integration; Counterparts; Successors and Assigns; Headings. This Guarantee constitutes the entire agreement, and supercedes all prior agreements and understandings, both written and oral, among the Guarantor and the Parties, with respect to the subject matter hereof, may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by, each of the Parties to the fullest extent permitted by applicable laws. The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

            9. Notices. All requests, notices or other communications hereunder shall be in writing, addressed as follows:

            If to the Guarantor:

                        Northwest Airlines Corporation
                        for U.S. Mail: 5101 Northwest Drive  (A4010)
                                       St. Paul, Minnesota 55111-3034

                        for overnight courier:
                                       2700 Lone Oak Parkway (A4010)
                                       Eagan, Minnesota 55121

                        Attention: Senior Vice President)Finance and Treasurer Telecopy No.: (612) 726-0665

            If to a Party:

                        to the address or telecopy number set forth in the Participation Agreement

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 13(b) of the Participation Agreement.

            10. No Waivers. No failure on the part of any Party to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

            11. Survival. All representations and warranties contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guarantee regardless of any investigation made by any Party or any other Person.

            12. Severability. To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13. GOVERNING LAW. THIS GUARANTEE IS DELIVERED IN, AND SHALL (AND THE RIGHTS AND DUTIES OF THE GUARANTOR AND THE PARTIES SHALL) IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS GUARANTEE SHALL BE DEEMED MADE WHEN DELIVERED IN NEW YORK, NEW YORK.

            14. Enforcement Expenses. The Guarantor agrees to pay to any Party any and all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by such Party in enforcing, or collecting under, this Guarantee.

            15. Termination. Subject to the provisions of Section 3 hereof, this Guarantee shall terminate upon the indefeasible payment and performance in full of all of the Obligations.

            16. No Guarantee of Secured Certificates. This Guarantee relates only to the Obligations described in Section 1 and nothing in this Guarantee shall be deemed to constitute a guarantee of payment of any of the Secured Certificates or shall give rise to any inference that the Lessee or the Guarantor has so guaranteed such payment.

            IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the date first hereinabove set forth.

                                          NORTHWEST AIRLINES CORPORATION


                                          By: /s/ Douglas S. Steenland
                                              --------------------------------
                                          Name:  Douglas S. Steeland
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

                                   SCHEDULE I
                                  TO GUARANTEE
                                   [NW 1997 I]

                                     PARTIES

First Security Bank National Association, in its individual capacity and as Owner Trustee

State Street Bank and Trust Company, as Indenture Trustee

First American National Bank, Owner Participant